Exhibit 3.27

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:05 AM 11/15/1999 991487863 – 3126745

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CHCA MAINLAND, L.P.

This Certificate of Limited Partnership of CHCA Mainland, L.P. (the “Limited Partnership”) is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

1.	The name of the limited partnership is CHCA Mainland, L.P.

2.	The address of the registered office of the limited partnership in Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The limited partnership’s registered agent at that address is Corporation Service Company.

3.	The name and address of the general partner is:

NAME	ADDRESS
Danforth Hospital, Inc.	One Park Plaza Nashville, TN 37203

IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have caused this Certificate of Limited Partnership, which shall become effective upon the date of filing, to be duly executed as of this 15th day of November, 1999.

Danforth Hospital, Inc., the general partner

/s/ Dora Blackwood
Dora Blackwood, Assistant Secretary

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF CHCA MAINLAND, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of CHCA Mainland, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is CHCA Mainland, L.P.

SECOND: Article 2 of the Certificate of Limited Partnership shall be amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership CHCA Mainland, L.P. on this 10th day of December, 2001.

Danforth Hospital, Inc.-General Partner

By:	/s/ Mary R. Adams
Mary R. Adams, Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00PM 03/22/2002 020190822 – 3126745